UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2007
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01

Uranerz Energy Corporation announces the staking of 222 additional federal mining claims in the area of the Pumpkin Buttes mining district of Wyoming’s Powder River basin. Uranerz selected prime areas it believes will contain oxidation-reduction geochemical (roll) fronts as well as uranium-mineralized areas not currently claimed by others. The staking is based on historic geological data, together with our exploration results from last year, as well as data obtained from recent drilling.

It is planned that these geochemical fronts and suspected mineralized areas will be drilled by placing drill hole fences perpendicular to the strike of the geochemical front to evaluate the strength of the intercepts. Once a series of wide spaced fences are complete and evaluation is finished, actual mineralization targets should be established and delineated.

Uranerz continues to research land availability in relation to suspected mineralization focusing on the Powder River Basin. Additional land acquisition is planned for the near future.

Section 9- Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

99.1	News release dated May 18, 2007

End

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

	By:	/s/ "Dennis L Higgs"
Date: May 18, 2007
DENNIS L. HIGGS
CHAIRMAN